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                             TELXON NEWS RELEASE


FOR IMMEDIATE RELEASE


        AKRON, OHIO, August 18, 1994 - Telxon Corporation (TLXN - NASDAQ NMS), today announced that its management had recommended formal adoption by its Board of Directors of a policy not to reprice any of the new stock options which are provided by the Option Plan Amendment, that will be considered at the Company's Annual Meeting tomorrow.

        Kenneth Haver, Telxon Vice President of Financial Planning, stated that "Company management was similarly recommending that its Board not grant more than half of the new stock options during the balance of the fiscal year ending March 31, 1995."

        "The new policies were recommended in response to questions raised by certain institutional investors," Haver explained.

        Telxon Corporation is the world leader in wireless and portable teletransaction products, networks and systems. The company integrates advanced portable Tele-Transaction Computers (PTCs) with wireless and network communication technology, a wide array of peripherals and application-specific software for more than 7,000 customers in 50 countries around the world.

        Telxon's world headquarters is located in Akron, Ohio; its manufacturing and USA Service Depot headquarters are located in Houston, Texas. Telxon's International Division headquarters is located in Brussels, Belgium.


For more information:

Kenneth W. Haver, Vice President
          Financial Planning
(216) 867-3700
(800) 800-8001

or

Richard J. Gurda, Vice President
          Corporate Communications
(216) 867-3700
(800) 800-8001